Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	September 21, 2023, 6:00 a.m. EDT	Contact:	Justin Roberts, Investor Relations Jack Isselmann, Media Relations 503-684-7000

Greenbrier announces orders for 15,300 new railcars valued at $1.9 billion

Broad demand across all railcar types leads to highest quarterly orders in nearly a decade

Lake Oswego, Oregon, September 21, 2023 – The Greenbrier Companies, Inc. (NYSE: GBX) today announced that it had received orders for 15,300 new railcars with an aggregate value of $1.9 billion during its fiscal fourth quarter ended on August 31, 2023. Orders for the quarter demonstrate Greenbrier’s lease origination capabilities balanced with its direct sale expertise. The 15,300 units were ordered by customers operating in various commercial sectors and spanned a range of railcar types, yielding Greenbrier’s highest quarterly order count in nearly a decade. Railcar orders announced today do not include any multi-year order activity.

Lorie L. Tekorius, CEO and President, said, “Greenbrier continued its solid operational execution, and our Commercial team performed exceptionally in our fiscal fourth quarter. Our backlog and this order activity provide clear visibility through fiscal 2024, increasing our confidence in our operating expectations. Further, our leasing and aftermarket services businesses will provide additional stability and balance through economic cycles.”

“The diverse range of orders across railcar types exceeded Greenbrier’s expectations for the quarter. It also indicates Greenbrier’s strength in our North American and European markets. Order levels are distinct from the high demand seen during the crude-by-rail era of the 2010s. Today, one or two railcar types are not powering the market. Although railcar loadings are not fully back at pre-pandemic levels, we believe that growth in key commodity markets will keep railcar demand steady and above replacement levels in future periods,” said Brian J. Comstock, EVP Chief Commercial and Leasing Officer.

Greenbrier expects to announce fiscal fourth-quarter and fiscal year 2023 earnings on Wednesday, October 25. Certain orders referenced in this release are subject to customary documentation and completion of terms.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier owns a lease fleet of approximately 12,500 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

Greenbrier announces new railcar orders. . . (Cont.)	Page 2

Forward-Looking Statements

This press release contains forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “backlog”, “believe”, “confidence”, “demand”, “demonstrate,” “expect”, “future”, “indicate”, “keep”, “lead”, “will”, and similar expressions to identify forward-looking statements. These forward-looking statements include statements concerning Greenbrier’s expected financial results. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Such risks, uncertainties and important factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events, and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including the risks, uncertainties and factors described in more detail in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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